EXHIBIT 99.1

Airspan Networks to Announce Fourth Quarter 2005 Financial Results on March 23 at 4:00 p.m.

BOCA RATON, FL— March 8, 2006 -- Airspan Networks Inc. (Nasdaq:AIRN), a leading worldwide provider of WiMAX-based broadband wireless access networks and carrier class Voice over Internet Protocols (VoIP) and Wi-Fi Hotzone systems, will report its detailed financial results for the fourth quarter ending December 31, 2005 after the 4 p.m. (EST) close of U.S. financial markets on Thursday, March 23. An investor conference call is scheduled for 5 p.m. (EST) on the same day.

Airspan’s year-end audit has taken longer than usual to complete, due primarily to a detailed analysis of inventory shortages uncovered in our Israeli operations during physical counts and related investigations.

Airspan today also announced, subject to the completion of the audit process, that its revenues for the fourth quarter were approximately $37.8 million, and accordingly that its 2005 revenues were approximately $110.9 million.  Preliminary results indicate that the unaudited loss per share in the fourth quarter was approximately $(0.08).

Future guidance will be provided on the conference call. First half 2006 revenue is targeted to be approximately $65 million, based in part on the recent strong order intake from several major WiMAX customers.  Revenue for the first quarter is expected to be approximately $26 million - $28 million.

The Company has scheduled an investor conference call for March 23rd at 5 p.m. EST. The dial-in numbers for the conference call will be as follows: US toll-free number is (866) 814-1918; international access dial-in number is 1-703-639-1362. Reference the Airspan Networks quarterly conference call.

For those who cannot listen to the live conference call, an audio replay of the call will be available for 30 days. The US toll-free number for the replay is (888) 266-2081; the international access number for the replay is 1-703-925-2533. Please use access code 871817.

About Airspan Networks

Airspan Networks provides fixed and wireless voice and data systems and solutions, including Voice Over IP (VoIP).  Its wireless products serve operators around the world in both licensed and unlicensed frequency bands between 700 MHz and 6 GHz, including both PCS and 3.5GHz international bands. Airspan has a strong wireless product roadmap that includes offerings compliant with the new WiMAX 802.16-2004 standard, and software upgradeability to 802.16e from the time the WiMAX products are introduced.  Airspan is on the Board and a founder member of the WiMAX Forum.  Through its newly acquired Radionet division, the company also offers 802.11-based metrozone networks and applications for various enterprise vertical markets.  The Company has deployments with more than 350 operators in more than 100 countries. Airspan’s wireless systems are based on radio technology that delivers excellent area coverage, high security and resistance to fading. These systems can be deployed rapidly and cost effectively, providing an attractive alternative to traditional wired communications networks. Airspan’s new AS.Tone VoIP system is a carrier class, turnkey solution that provides carriers with Class 4, Class 5 and IP-Centrex solutions and has a Softswitch and Gateways supporting SIP/H323 and SIP.  AS.Tone’s design provides customers; carriers, next-generation telcos, cellular providers and ITSP with a wide range of solutions with the best price/performance system for IP telephony. Airspan also offers radio planning, network installation, integration, training and support services to facilitate the deployment and operation of its systems. Airspan is headquartered in Boca Raton, Florida with its main operations center in Uxbridge, United Kingdom.

More information on Airspan can be found at http://www.airspan.com

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, including statements regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, may be deemed to be forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions or negative variations thereof are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Investors and others are therefore cautioned that a variety of factors, including certain risks, may affect our business and cause actual results to differ materially from those set forth in the forward-looking statements.  These risk factors include, without limitation, (i) a slowdown of expenditures by communication service providers; (ii) increased competition from alternative communication systems; (iii) the failure of our existing or prospective customers to purchase products as projected; (iv) our inability to successfully implement cost reduction or containment programs; (v) a loss of any of our key customers; (vi) our ability to retain the largest existing customer of Nortel Network’s fixed wireless business; and (vii) specific to this press release, completion of the 2005 audit by Airspan’s independent auditors by the expected date of the conference call.  The Company is subject to the risks and uncertainties described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, as amended by Amendment No.1 on Form 10-K/A, for the year ended 31 December, 2004.  You should read those factors as being applicable to all related forward-looking statements wherever they appear in this press release.  We do not assume any obligation to update any forward-looking statements.